Exhibit 99.2

SHOAL CREEK

COMBINED
FINANCIAL
STATEMENTS (A CARVE-OUT OF DRUMMOND COMPANY, INC.)

DECEMBER 31, 2017

Report of Independent Auditors

Management and the Audit Committee of the
Board of Directors of the Parent of Shoal Creek

We have audited the accompanying combined financial statements of Shoal Creek (a division of Drummond Company, Inc. consisting of the operations and activities identified in Note 1 to the combined financial statements), which comprise the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of operations, comprehensive income (loss), parent net investment and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Shoal Creek at December 31, 2017 and 2016, and the combined results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Birmingham, Alabama
March 15, 2018

SHOAL CREEK

COMBINED BALANCE SHEETS
December 31, 2017 and 2016
(in thousands)

	2017	2016
Assets
Current assets:
Trade accounts receivable	$40,999	$49,648
Notes and other receivables	23	—
Inventories	22,292	43,051
Deferred longwall move costs	4,104	4,617
Total current assets	67,418	97,316
Property, plant and equipment, net	24,646	18,656
Other long-term assets	2	2
Total assets	$92,066	$115,974

Liabilities and Parent Net Investment
Current liabilities:
Accounts payable	$18,450	$11,394
Net hedge contracts	22,747	—
Accrued liabilities	5,087	5,181
Total current liabilities	46,284	16,575
Asset retirement obligations	2,741	2,420
Total liabilities	49,025	18,995
Parent net investment	43,041	96,979
Total liabilities and Parent net investment	$92,066	$115,974

See accompanying notes

SHOAL CREEK

COMBINED STATEMENTS OF OPERATIONS
Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Revenues:
Coal sales	$387,042	$223,904
Costs and expenses:
Cost of coal sales (a)	222,075	161,479
Selling, general and administrative expenses	4,141	3,353
Total costs and expenses	226,216	164,832
Other operating income (expense):
Asset impairment charges	—	(1,243)
Income from operations	160,826	57,829
Miscellaneous income and expense, net	(68)	160
Net income	$160,758	$57,989

(a) Includes $14.6 million of postretirement medical expense for each of 2017 and 2016, respectively.

See accompanying notes

SHOAL CREEK

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Net income	$160,758	$57,989
Other comprehensive income (loss):
Cash flow hedges:
Changes in fair value	(39,777)	—
Reclassifications from other comprehensive loss to earnings	5,514	—
Other comprehensive loss	(34,263)	—
Comprehensive income	$126,495	$57,989

See accompanying notes

SHOAL CREEK

COMBINED STATEMENTS OF PARENT NET INVESTMENT
Years Ended December 31, 2017 and 2016
(in thousands)

Balances at January 1, 2016	$54,550
Net income	57,989
Net transfer to Parent	(15,560)
Balance at December 31, 2016	96,979
Comprehensive income (loss):
Net income	160,758
Other comprehensive loss	(34,263)
Comprehensive income	126,495
Net transfers to Parent	(180,433)
Balance at December 31, 2017	$43,041

See accompanying notes

SHOAL CREEK

COMBINED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2017 and 2016
(in thousands)

	2017	2016
Net income	$160,758	$57,989
Adjustments to reconcile net income to cash provided by operating activities
Non-cash transactions:
Depreciation, depletion and amortization	837	94
Asset impairment charges	—	1,243
Accretion on asset retirement obligations	165	162
Loss on sales of property, plant and equipment, net	19	—
Unrecognized losses in other comprehensive income	(34,263)	—
	(33,242)	1,499
Cash (used in) provided by changes in working capital:
Receivables	8,626	(43,570)
Inventories	20,759	(8,809)
Accounts payable	7,057	6,064
Accrued liabilities	(93)	402
Change in short-term hedge accounts	22,747	—
Other	512	5,248
	59,608	(40,665)
Cash used in changes in long-term assets and liabilities	(69)	(640)
Cash provided by operating activities	187,055	18,183
Capital expenditures	(6,622)	(2,623)
Cash used in investing activities	(6,622)	(2,623)
Net transfers to Parent	(180,433)	(15,560)
Cash used in financing activities	(180,433)	(15,560)
Increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of year	$—	$—

See accompanying notes

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

1. Business and Basis of Presentation

Business

Shoal Creek (or the Company) is an underground coal mine located in the Warrior Basin of central Alabama in the United States and principally involved in the business of mining, processing, and selling coal. The Company primarily sells to European and Asian metallurgical coal customers and, from time to time, steam coal to a domestic utility.

Revenues from non-U.S. external customers are 100% and 92% of combined revenues in the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2017, 94% of hourly employees were unionized.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and include all of the operations and activities of Shoal Creek. Shoal Creek is a division of Drummond Company, Inc. (the Parent or Drummond). The Company’s audited financial statements have been carved-out from the accounting records of the Parent. The Company engages in transactions with affiliates, including purchases of consumable supplies and mining equipment, reimbursements for various operating costs and expenses, including the costs of management employees, and other operational and administrative costs. Historically, the Company did not operate as an independent stand-alone company. Preparation of the combined financial statements included making certain adjustments necessary to reflect costs of doing business to present the historical records on a basis as if the Company had been a separate stand-alone entity. These adjustments include, for example, allocations of Parent overhead and selling, general and administrative expenses. The combined financial statements include certain assets and liabilities that have historically been held at the Parent corporate level but are specifically identifiable or otherwise allocable to the Company. The historical costs and expenses reflected in the combined financial statements include an allocation for certain corporate functions historically provided by the Parent. Substantially all of the Company’s senior management were employed by the Parent and certain functions critical to the Company’s operations were centralized and managed by the Parent. Historically, the centralized functions have included executive senior management, corporate administrative expenses, employee-related costs including pensions and other benefits for corporate and shared employees, and usage fees for shared functions such as information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, engineering, facility, and other corporate services. The costs have been allocated to Shoal Creek using the most reasonable methods and include allocations based on the proportionate revenue, proportionate headcount, and proportionate tonnage sold by Shoal Creek compared to the Parent. See Note 12 for additional details regarding allocated expenses.

All intracompany transactions have been eliminated. The net effect of the settlement of transactions between the Company, the Parent and other affiliates of the Parent, together with cash transfers to and from the Parent’s cash management accounts are reflected in the Combined Statements of the Parent Net Investment as net transfers to Parent, in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheet as Parent net investment.

Shoal Creek uses Drummond’s centralized processes and systems for cash management, payroll, purchasing, and sales. As a result, substantially all cash received by the Company was deposited in and commingled with Drummond’s general corporate funds and is not specifically allocated to Shoal Creek. The net results of these cash transactions between Shoal Creek and Drummond are reflected within Parent net investment in the accompanying balance sheets.

The Company’s employees participated in benefit plans of the Parent. A portion of the cost of those plans is included in the combined financial statements. See Note 8 for a further description of the accounting for benefit plans.

The allocation methodologies have been described in the notes to the financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

2. Significant Accounting Policies

Use of Estimates

The accounting books and records are prepared in conformity with U.S. GAAP which requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The more significant areas requiring the use of management estimates relate to quantity and quality of mineral reserves; asset retirement obligations; future cash flows associated with assets; useful lives for depreciation, depletion and amortization; and fair value of financial instruments. Due to the prospective nature of these estimates, actual results could differ from those estimated.

Trade Accounts Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company generally does not require any form of collateral to secure its trade receivables. Shoal Creek coal sales are typically collected within 15 to 60 days; therefore, there has been no allowance for bad debts.

Inventories

The Company carries coal and parts and supplies inventories. Inventories are stated at the lower of cost or market with market defined as the estimated selling price, less estimated preparation, transportation, and selling costs for coal inventories and net realizable value for parts and supplies inventories. Parts and supplies inventories are assessed for obsolescence and surplus and appropriate allowances are established. Scrapped parts and supplies are charged off against the allowances. The cost of coal inventories produced at Shoal Creek is determined based on the last-in, first-out basis (LIFO). The cost of spare parts and supplies is determined using the average cost method.

Deferred Longwall Move Costs

The Company records deferred costs related to the moving and setting up of longwall panel equipment at a new panel. When the panel begins production the accumulated cost of the rebuild and the move are amortized over the life of the panel using the units of production method.

Property, Plant and Equipment

Costs for land, mineral rights and mine development incurred to either expand the capacity of existing operational mines or to develop new mines are capitalized as the costs are incurred and are charged to depreciation expense on the units-of-production method over the estimated proven and probable reserves. For mining on leased properties, if the reserves anticipated to be mined over the life of the lease are less than the total estimated proven and probable reserves, then the lesser reserve number is used. Mine development costs include costs incurred for site preparation and development of the mines during the development stage. Mining equipment is stated at cost and is depreciated on a straight line basis over its estimated useful life ranging from 5 to 25 years. Leasehold improvements are amortized, using the straight line method, over their estimated useful lives or the term of the lease, whichever is shorter (note – items under $2,500 are expensed).

Impairment of Long-Lived Assets

The Company reviews long-lived assets, such as property, plant, equipment and purchased intangibles subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of an asset or group of assets, at its lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other assets, to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

Asset Retirement Obligations

The Company’s asset retirement obligations consist principally of estimated costs to reclaim support acreage and perform other related functions at its underground mine and other facilities. The accounting literature requires the fair (present) value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of a specific tangible long-lived asset is incurred. When the liability is initially recorded, the offset is accounted for by increasing the carrying amount of the related long-lived asset. In subsequent accounting periods, the liability is increased (accreted) to its current present value, with the increase being charged to expense. In addition, all capitalized costs are depreciated over the remaining useful life of the related asset. The liability is reduced by subsequent payments and to the extent there is a difference between the liability and the amount paid, a gain or loss upon settlement is recorded. The Company periodically reviews the present value of its estimated future cash flows for all of its asset retirement obligations.

Advance Mining Royalties

Rights to leased coal lands are often acquired through royalty payments. Advance mining royalties are payments made to lessors under terms of mineral lease agreements that are recoverable against future production. These advance payments are deferred as land and mineral rights within property, plant and equipment, and are amortized to cost of sales as the coal reserves are mined and sold. In instances where advance payments are not expected to be recoverable against future production, no asset is recognized and the scheduled future payments are expensed as incurred.

Income Taxes

Because of the Parent’s S corporation income tax status, taxable income or losses and tax credits are included in the personal income tax returns of stockholders, and the resulting tax liabilities or benefits are those of the stockholders. Accordingly, no tax provision is provided in these combined financial statements.

Revenue Recognition

The Company recognizes revenue on coal sales when title and risk of loss passes to the customer in accordance with the terms of the sales agreement, which generally occurs when the coal is loaded into transport carriers for shipment to the customer. Freight costs, incurred by the Company to deliver coal to customers and billed to the customer, are included in revenue and cost of sales.

Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Current accounting literature establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable for the asset or liability; and Level 3, defined as unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the fair value of assets or liabilities.

Repairs and Maintenance

Repairs and maintenance costs are generally expensed as incurred.

Postretirement and Post-Employment Benefits

The Company’s employees participate in pension and postretirement benefit plans sponsored by the Parent. The cost of providing certain post-employment benefits is generally recognized when an employee becomes entitled to the benefit.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

Workers’ Compensation

The Parent is primarily self-insured for workers’ compensation claims and is the primary obligor for such claims. The Company recognizes expense associated with the claims directly attributable to its historical operations based on an allocation received from the Parent for the cost of such claims.

Pneumoconiosis (Black Lung) Benefits

The Parent is required by federal and state statutes to provide benefits to employees for claims related to black lung. The present value of accumulated black lung liabilities is calculated annually by an independent actuary. This calculation is based on assumptions regarding disability incidence, medical costs, mortality, death benefits, dependents and interest rates. These assumptions are derived from Parent experience and independent sources. The Company recognizes expense associated with its contribution to the Parent’s obligations on an annual basis with the allocation of this contribution based on expected costs related to employees or former employees of the Company.

Derivative Instruments and Hedging Activities

The Company often enters into coal sales transactions with customers that are priced based on variable coal indexes used in the physical coal markets. From time to time, the Parent, on behalf of the Company, enters into derivative transactions to reduce its exposure to fluctuations in these coal prices. These derivative arrangements typically take the form of “variable-to-fixed” “over-the-counter” swap arrangements and are placed with major, creditworthy trading counterparties. The fair value of derivative open positions are recognized as assets or liabilities in the Combined Balance Sheets. In a cash flow hedge, the Company hedges the risk of changes in future cash flows related to the underlying item being hedged. Changes in the fair value of the derivative instrument used as a hedge instrument in a cash flow hedge are recorded in other comprehensive income or loss. Amounts in other comprehensive income or loss are reclassified to earnings when the hedged transaction affects earnings and are classified in a manner consistent with the transaction being hedged. The Company formally documents all relationships between the hedging instruments and the hedged items along with the risk-management objectives and the strategy for entering into the various hedge transactions. The Company also formally assesses, both at a derivative’s inception and on an ongoing basis, whether the derivatives were highly effective in offsetting the expected cash flows of the physical transaction.

Also, if and when it is determined that a derivative is not highly effective, the Company will discontinue hedge accounting treatment and commence to record all of the changes in fair value within an accounting period directly in the Combined Statements of Operations using “mark-to-market” accounting.

The Company is potentially exposed to credit loss in the event of nonperformance by counterparties in derivative contracts. The Company manages its credit risk on its derivative contracts by only entering into transactions with counterparties who have investment grade ratings and, therefore, does not anticipate nonperformance under such transactions.

Impact of New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-09 “Revenue from Contracts with Customers” which requires an entity to recognize revenue upon transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of ASU 2014-09 by one year. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted on a limited basis. The Company plans to adopt ASU 2014-09 as of January 1, 2019. The Company is currently evaluating the impact of this standard on the Company’s future combined financial position and results of operations and evaluating whether this standard will have a material impact on the Company’s combined financial position and results of operations. Based on its limited initial assessment, the

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

Company does not anticipate the new standard to have a material impact on its financial statements outside of the expanded disclosure requirements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” which contains accounting guidance that will require a lessee to recognize in its balance sheet a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. Additional qualitative disclosures along with specific quantitative disclosures will also be required. The new guidance will take effect for non-public companies for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. Upon adoption, the Company will be required to recognize and measure leases at the beginning of 2019 using a modified retrospective approach. The Company is currently evaluating the impact of this standard on the Company’s future combined financial position and results of operations and evaluating whether this standard will have a material impact on the Company’s combined financial position and results of operations.

3. Inventories

Inventories and their respective cost methods of last-in, first-out (LIFO) and average (AVG) consisted of the following at December 31:

	Cost Method	2017	2016
		(in thousands)
Cost-Produced	LIFO	$11,658	$31,919
Parts and supplies	AVG	10,634	11,132
Total inventories		$22,292	$43,051

LIFO reserves were $0.1 million at December 31, 2017 and in a debit position of $8.0 million at December 31, 2016, respectively. Using the LIFO method increased cost of sales $8.1 million for 2017 and decreased cost of sales $8.0 million for 2016. Parts and supplies inventories are stated net of excess and obsolescence reserves of $3.1 million and $2.7 million at December 31, 2017 and 2016, respectively.

4. Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31:

	2017	2016
	(in thousands)
Land and mineral rights	$1,726	$1,701
Mining facilities, equipment and development	19,628	14,600
Other equipment	434	335
Construction-in-progress	3,873	2,233
	25,661	18,869
Accumulated depreciation and cost depletion	(1,015)	(213)
Total property, plant and equipment - net	$24,646	$18,656

The net book value of mineral rights was $-0- at December 31, 2017 and 2016. Certain assets of Shoal Creek were purchased using proceeds from industrial development bonds. The bonds remain outstanding and are both owned by the Parent and due from the Parent. The bonds are secured by certain assets of Shoal Creek.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

5. Asset Impairment Charges

In 2015 and the majority of 2016, the Parent observed a persistent weakening of international metallurgical coal market conditions and a sustained trend of depressed metallurgical coal prices, evidenced by lower benchmark and declining spot and projected prices than those observed at the end of 2014. In addition, U.S. coal producers were negatively impacted by a strong U.S. dollar. As a result of these factors, the Parent determined indicators of long-lived asset impairment were present at its U.S. coal mines and conducted a review of those assets for recoverability in 2016. Based on that evaluation, the Parent determined that certain of the long-lived assets of Shoal Creek were not recoverable, and an impairment charge of $1.2 million was recognized in 2016 to write down the carrying value of certain Shoal Creek asset retirement obligation assets and advanced royalty balances not deemed to be recoverable.

6. Accrued Liabilities

Accrued liabilities consisted of the following at December 31:

	2017	2016
	(in thousands)
Accrued employee wages and benefits	$4,659	$4,816
Other	428	365
Accrued liabilities	$5,087	$5,181

7. Asset Retirement Obligations

The following table describes the changes in Shoal Creek’s asset retirement obligations for the years ended December 31, 2017 and 2016:

	2017	2016
	(in thousands)
Asset retirement obligations at beginning of year	$2,420	$2,052
Liability incurred	225	—
Accretion expense	165	162
Payments	(30)	(39)
Revisions in estimated cash flows	(39)	245
Asset retirement obligations at end of year	$2,741	$2,420

8. Employee and Retiree Benefit Plans

The Parent has various defined benefit pension plans covering eligible salaried and hourly employees. The Parent also provided certain postretirement benefits other than pensions, primarily healthcare, to eligible retirees. In addition to its own pension plans and other postretirement benefit plans, the Parent contributed to several multi-employer benefit plans covering eligible employees who were represented by the United Mine Workers of America (“UMWA”). The Parent funded its defined benefit pension plans in amounts sufficient to satisfy the “Minimum Funding Standards” of the Employee Retirement Income Security Act of 1974 (“ERISA”). Other postretirement benefit plans were funded as benefits were paid or as assessed by third-party plan sponsors.

Parent-sponsored Pension/Retirement Plans

Defined Benefit Plan.   The Parent sponsors a defined benefit pension plan which covers substantially all of its exempt and non-exempt salaried employees including Shoal Creek salaried employees (salaried employee plan). Benefits are based on years of service and employees’ compensation levels prior to retirement.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

Annual funding contributions to the defined benefit pension plan are made as determined by consulting actuaries based upon the minimum funding requirements of the Pension Protection Act of 2006 (PPA or the Act). The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Combined Balance Sheets. A portion of the components of net periodic benefit cost of the plan were allocated to Shoal Creek based on its proportionate amount of participants compared to the total population of participants and such net periodic benefit cost for the years ended December 31, 2017 and 2016 was $1.2 million and $1.3 million, respectively.

 Under the PPA, the Parent is required to make minimum funding contributions to its retirement plans based on the funded status of the plan which is calculated annually. The Parent currently projects that contributions of $1.2 million will be required to be made to the defined benefit pension plan in 2018.

Defined Contribution Plan.  The Parent maintains a defined contribution plan that covers substantially all of the exempt and non-exempt salaried employees of Shoal Creek. Generally, under the terms of the plan, employees make voluntary contributions through payroll deductions and the Parent makes matching contributions as defined by the plan. Shoal Creek incurred contribution expense to Parent-sponsored defined contribution plans of $0.2 million for each of the years ended December 31, 2017 and 2016, as determined based on the elective wage deferrals by Shoal Creek employees.

Parent-Sponsored Postretirement Medical Plan

The Parent sponsors a plan that provides postretirement medical benefits to eligible retirees who were members of the UMWA, whose last signatory employer was the Parent, who were active miners at age 55 with 10 years of service with a signatory operator or inactive miners with over 20 years of service with a signatory operator, and who were employed in the coal mining industry prior to January 1, 2007.

The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Combined Balance Sheets. A portion of the components of net periodic benefit cost of the plan were allocated to Shoal Creek based on its participants and such net periodic pension benefit cost was $14.6 million for each of the years ended December 31, 2017 and 2016.

Multi-Employer Pension and Postretirement Medical Plans

UMWA 1974 Plan. The Company participates in a multi-employer pension plan (the 1974 Plan) negotiated with the United Mine Workers of America (UMWA) and contained in the National Bituminous Coal Wage Agreement (NBCWA). The benefits provided by the 1974 Plan to the participating employees are determined based on age and years of service at retirement. In general, eligible participants are UMWA members who were active at age sixty-five with at least five years of signatory service or UMWA members who were active at age fifty-five with at least ten years of signatory service or a UMWA member with 20 years of service. New miners as of or after January 1, 2012 are not eligible for the plan. The 2011 NBCWA expired in December 2016 and called for contribution amounts to be paid into the multi-employer 1974 Plan based principally on hours worked by UMWA-represented employees. The required contribution called for by the NBCWA effective August 15, 2016 is $5.00 per hour worked. Contributions made to the 1974 Plan were $3.2 million and $2.9 million for the years ended December 31, 2017 and 2016, respectively. The Company faces risks and uncertainties by participating in the 1974 Plan. All assets contributed to the plan are pooled and available to provide benefits for all participants and beneficiaries. As a result, contributions made by the Company benefit the employees of other employers. Contributions to this multi-employer pension plan could increase as a result of future collective bargaining with the UMWA, a shrinking contribution base as a result of the insolvency of other coal companies who currently contribute to the 1974 Plan, lower than expected returns on pension assets or other funding deficiencies.

As of June 30, 2017, the most recent date for which information is available, the 1974 Pension Plan was underfunded. This determination was made in accordance with ERISA calculations. In October 2017, the Company received notice from the trustees of the 1974 Plan stating that the plan is considered to be in “critical and declining” status for the plan year beginning July 1, 2017. “Critical and declining” status is a category of funding status created

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

by the Multi-employer Pension Reform Act of 2014. The 1974 Plan is considered to be in “critical and declining” status because the 1974 Plan’s actuary determined that the plan is projected to become insolvent during the 2022 – 2023 plan year.

Additionally, as a result of the 1974 Plan’s “critical and declining” status, Federal law requires pension plans in such status to adopt a rehabilitation plan aimed at restoring the financial health of the plan. The law permits pension plans to reduce, or even eliminate, benefits called “adjustable benefits” as part of a rehabilitation plan. On February 26, 2015 the UMWA and the Bituminous Coal Operators’ Association (BCOA) adopted a Rehabilitation Plan for the period July 1, 2017 through June 30, 2027 or through the date the actuary certifies that the 1974 Plan has emerged from critical status. In August 2016 and May 2017, the Company received updates from the trustees of the 1974 Plan that stated that the 1974 Plan could not be reasonably expected to emerge from critical status by the end of the 10-year period. As a result, the trustees of the 1974 Plan instituted certain additional measures to prevent a mass withdrawal from the plan, to provide relief to contributing employers so they would be able to continue contributing to the plan, to enable the 1974 Plan to delay possible insolvency, and to provide the plan sponsor additional time to pursue a legislative solution. The measures included, starting August 15, 2016, a reduction in the employer contribution rate to the 1974 Plan to $5.00 per hour. In addition, the early retirement benefits of the plan were curtailed effective January 1, 2022.

Under current law governing multi-employer defined benefit plans, if the Company voluntarily withdraws from the 1974 Plan, the underfunded multi-employer defined benefit plan would require the Company to make payments to the plan which would approximate the proportionate share of the multi-employer plan’s unfunded vested benefit liabilities at the time of the withdrawal. The 1974 Plan uses a modified “rolling five year” method for calculating an employer’s share of the unfunded vested benefits, or the withdrawal liability, for a plan year. An employer would be obligated to pay its pro-rata share of the unfunded vested benefits based on the ratio of hours worked by the employer’s employees during the previous five plan years for which contributions were due compared to the number of hours worked by all the employees of the employers from which contributions were due. The 1974 Plan’s unfunded vested benefits at June 30, 2017, the end of the latest plan year, were $6.6 billion. The Company’s percentage of hours worked during the previous five plan years to total hours worked by all plan participants during the same period was estimated to be approximately 8%. If the Company were to withdraw from the 1974 Plan, it would owe $475.0 million. The Company would have the option to pay the amount of the withdrawal liability assessed by the 1974 Plan in annual installments in perpetuity based on the highest hourly contribution rate experienced during the past five years and an annual average of mine operating hours.

Postretirement Medical Plans. The Coal Industry Retiree Health Benefit Act of 1992 (the Act) created two multi-employer benefit plans: (1) the United Mine Workers of America Combined Benefit Fund (the Combined Fund) into which the former UMWA Benefit Trusts were merged, and (2) the 1992 Benefit Fund.

The Combined Fund provides medical and death benefits for all beneficiaries of the former UMWA Benefit Trusts who were actually receiving benefits as of July 20, 1992. The 1992 Benefit Fund provides medical and death benefits to orphan UMWA-represented members eligible for retirement on February 1, 1993, and who actually retired between July 20, 1992 and September 30, 1994. The Act provides for the assignment of beneficiaries to former employers and the allocation of unassigned beneficiaries (referred to as orphans) to companies using a formula set forth in the Act. The Act requires that responsibility for funding the benefits to be paid to beneficiaries be assigned to their former signatory employers or related companies. This cost is recognized when contributions are paid. Total contributions under the Act by the Company were $0.2 million and $0.3 million for the years ended December 31, 2017 and 2016, respectively.

The United Mine Workers of America Benefit Trust (1993 Plan) is a defined contribution plan that was created as the result of negotiations for the NBCWA for 1993. This plan provides health care benefits to orphan UMWA retirees who are not eligible to participate in the Combined Fund, the 1992 Benefit Fund, or whose last employer signed the 1993 or a later NBCWA and subsequently goes out of business. Contributions to the trust under the 2011 labor agreement were $1.10 per hour worked by UMWA represented employees through July 1, 2016 and $0.50 per hour after July 1, 2016. Total contributions were $0.3 million and $0.6 million for the years ended December 31, 2017 and 2016, respectively.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

The NBCWA of 2011 established the UMWA 2012 Retiree Bonus Account Trust and Plan. The UMWA 2012 Retiree Bonus Account Trust is a defined contribution plan that provided funding for continued single sum payments to retirees and is administered by a board of trustees consisting of two trustees appointed by the UMWA and two trustees appointed by the Bituminous Coal Operators’ Association (BCOA). The trust provided a one-time single sum bonus payment of $580 for most retirees or $455 for disabled and certain other retirees on November 1, 2014, 2015 and 2016 for retirees who were retired prior to those dates. Total contributions by the Company were $1.3 million for 2016.

The National Bituminous Coal Wage Agreements of 2007 and 2012 provide retirement benefits for any miner entering the coal mining industry for the first time on or after January 1, 2007 and January 1, 2012, respectively. The benefits are provided under the UMWA Cash Deferred Savings Plan of 1988 (1988 Plan). Total contributions by the Company were $0.7 million and $0.5 million for the years ended December 31, 2017 and 2016, respectively. Miners entering the industry for the first time on or after January 1, 2007 are not eligible for benefits under the Parent-sponsored postretirement medical plan. Miners entering the industry for the first time on or after January 1, 2012 are not eligible for benefits under the 1974 Pension Plan.

Parent-Sponsored Self-Insured Medical Plan

The Parent is self-insured for health insurance coverage provided for certain active employees of Shoal Creek. During the years ended December 31, 2017 and 2016, respectively, total claims expense of $9.5 million and $11.9 million was incurred for these employees.

Parent-Sponsored Black Lung Benefit Plan

The Parent is required by federal and state statutes to provide benefits to employees for claims related to black lung. The present value of accumulated black lung liabilities is calculated annually by an independent actuary. This calculation is based on assumptions regarding disability incidence, medical costs, mortality, death benefits, dependents and interest rates. These assumptions are derived from Parent experience and independent sources. The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Combined Balance Sheets.

Based on Shoal Creek’s portion of potential claimants compared to the parent’s potential claimants, the net periodic benefit cost allocated to the Company was $1.7 million for each of the years ended December 31, 2017 and 2016.

9. Hedging Activities

Hedging of Coal Prices

Periodically, in order to fix the price that the Company will receive under certain market priced (“variable price”) physical coal sales transactions, the Parent, on behalf of the Company, enters into “variable-to-fixed” swap transactions in the “over-the-counter” derivative coal markets. The counterparties that the Parent uses for these transactions are highly creditworthy institutions. The coal price swaps are designated as cash flow hedges, and as such, the effective portion of the changes in fair value for these are reported in other comprehensive income and reclassified into earnings in the same period during which the hedged transactions affect earnings.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

Notional tons and fair values of unsettled coal price derivative contracts consisted of the following at December 31, 2017 and December 31, 2016:

	December 31, 2017		December 31, 2016
	Notional	Fair	Notional	Fair
	Tons	Value	Tons	Value
	(in millions)
Open derivative positions:
Gross coal price forwards maturing in:
2018 qualified derivatives in a loss position	0.30	$(22.7)	—	$—
Total fair value of unsettled derivative contracts recorded in net hedge contracts (current liabilities)	0.30	$(22.7)	—	$—

Deferred losses on unsettled positions related to future shipments		(22.7)		—
Deferred losses on settled positions related to future shipments		(11.6)		—
Net losses deferred to future periods recorded in accumulated other comprehensive loss		$(34.3)		$—
Amount expected to be reclassified to earnings in next 12 months		(34.3)
Amount expected to be reclassified to earnings thereafter		—
		$(34.3)

Notional tons and realized losses of settled coal price derivative contracts consisted of the following for the twelve months ended:

	December 31, 2017		December 31, 2016
	Notional	Realized	Notional	Realized
	Tons	Losses	Tons	Losses
	(in millions)
Settled derivative positions:
Qualified coal price forwards (recognized in coal sales)	0.18	$(5.5)	—	$—
Qualified coal price forwards (recognized in accumulated other comprehensive loss)	0.30	(11.6)	—	—
Total settled derivative contracts	0.48	$(17.1)	—	$—

The Company recognized losses of $0.1 million in earnings related to ineffective portions of coal price swaps that were designated as hedges during the twelve months ended December 31, 2017.

Counterparty Credit Risk

The Company is exposed to credit loss in the event of nonperformance by counterparties in forward and swap contracts. Credit risk is managed on these contracts by only entering into transactions with counterparties who have investment-grade ratings and, therefore, the Company does not anticipate nonperformance. All derivative volumes outstanding at December 31, 2017 were with counterparties who had credit ratings of S&P’s “A+” or Moody’s “A1”. Credit risk is also mitigated by entering into master agreements that provide for a single net payment to be made by one counterparty to the other.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

The gross and net positions of derivative instruments are summarized as follows at December 31:

	2017	2016
	(in thousands)
Derivative Liabilities:
Gross amount recognized	$22,747	$—
Gross amount offset	—	—
Net amount presented in the Combined Balance Sheets	$22,747	$—

See Note 13 for additional information regarding the fair value of the Company's derivatives.

10. Contingencies

Litigation

Due to the nature of Shoal Creek’s business, it is regularly involved in litigation and is subject to various environmental regulations. Other than asset retirement obligations, management believes that there are no legal or environmental actions pending that would have a material effect on Shoal Creek’s combined financial position, liquidity, or results of operations.

Contractual Obligations

The following is a summary of Shoal Creek’s significant contractual obligations as of December 31, 2017:

	Payments due by year
	2018	2019	2020	2021	2022	Thereafter
	(in millions)
Capital equipment and land purchases	$4.9	$—	$—	$—	$—	$—
Coal royalty obligations	1.1	1.1	1.1	1.1	1.1	7.1
Total contractual obligations	$6.0	$1.1	$1.1	$1.1	$1.1	$7.1

Rental expense under operating leases with a lease term of 12 months or less totaled $1.4 million and $1.2 million in 2017 and 2016 respectively. There was no rental expense under operating leases with a lease term more than 12 months in 2017 and 2016, respectively. Contingent rental expense incurred for certain mining equipment comprised $1.2 million and $1.0 million of the totals for 2017 and 2016, respectively. A portion of the coal that the Company mines is produced from mineral reserves leased from third-party land owners. These leases convey mining rights to the Company in exchange for royalties to be paid to the land owner as either a fixed amount per ton or as a percentage of the sales price. Coal royalty payments made under the above obligations were $30.6 million and $13.2 million in 2017 and 2016, respectively.

As of December 31, 2017, the Parent had outstanding surety bonds with a total face amount of $8.8 million securing Mine-related obligations, consisting of $5.2 million securing reclamation obligations and $3.6 million securing coal lease and permitting obligations to the State of Alabama. The Parent also holds surety bonds for workers’ compensation insurance obligations for its global operations including those at Shoal Creek.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

11. Accumulated Other Comprehensive Loss

The following table sets forth the components of accumulated other comprehensive loss and changes thereto (in thousands):

Gains and Losses on Cash Flow Hedge Contracts
Balance at January 1, 2017	$—
Other comprehensive losses before reclassifications	(39,777)
Amounts reclassified from accumulated other comprehensive loss	5,514
Net other comprehensive loss	(34,263)
Balance at December 31, 2017	$(34,263)

The following table provides additional information regarding items reclassified out of accumulated other comprehensive loss for the years ended December 31 (in thousands):

	Amount reclassified from accumulated other
Details about accumulated other	comprehensive loss [a]		Affected line item in the
comprehensive loss components	2017	2016	Statement of Operations
Gains and losses on cash flow hedge contracts:
Commodity hedge contracts	$(5,514)	$—	Coal sales revenue

(a)Amounts in parentheses indicate expense in the Statements of Operations.

12. Related Party Transactions

Allocated Expenses

Shoal Creek has been allocated expenses from the Parent of $22.0 million and $20.3 million for 2017 and 2016, respectively. These allocated costs are primarily related to employee-related costs and benefits, along with corporate administrative and selling expenses. Employee-related expense allocations include costs for postretirement medical, pension, workers’ compensation, and black lung benefits. The cost allocations have been made using the most meaningful method and include allocations based on proportionate revenue, proportionate headcount, and proportionate tonnage sold by Shoal Creek compared to the Parent.

Included in the allocated expenses from the Parent are approximately $15.8 million and $15.9 million of pension and postretirement medical benefit costs for 2017 and 2016, respectively, which are reflected within the cost of coal sales in the accompanying statements of operations.

Transactions with Drummond Affiliates

Shoal Creek purchases parts, supplies and equipment from subsidiaries of the Parent. Such purchases totaled $5.8 million and $4.6 million in 2017 and 2016, respectively.

Coal sales revenues are reported net of $1.9 million in make-whole payments made to a subsidiary of the Parent in 2016. In 2016, the Company entered into a supply agreement that reduced, on a ton-for-ton basis, the customer’s contractual obligation to purchase coal from a subsidiary of the Parent. The subsidiary entered into replacement sales at market prices that were lower than the original sales obligation with the customer, and as a result, the Company was required to make the subsidiary whole for the lost sales revenue during the year.

SHOAL CREEK

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2017

13. Fair Values of Financial Instruments

The Company held certain coal hedge forward contracts as of December 31, 2017 that are required to be measured at fair value on a recurring basis. None of these derivative instruments are traded on a public exchange. See Note 9 for further information on the Company’s derivative instruments and hedging activities. The fair values of the contracts are determined based on inputs that are derived from information available in publicly quoted markets (Level 2 in the fair value hierarchy under U.S. GAAP).

Financial instruments carried at fair value and measured on a recurring basis are summarized as follows:

	Fair Value Measurements
	Assets		Liabilities
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
	(in thousands)
Coal hedge forward contracts	$—	$—	$22,747	$—
Total	$—	$—	$22,747	$—

14. Concentrations and Major Customers

Shoal Creek’s coal is primarily marketed to export metallurgical customers in Asia and Europe. At December 31, 2017 and 2016, trade accounts receivables from metallurgical customers totaled $41.0 million and $49.6 million, respectively. Three of Shoal Creek’s largest customers accounted for 87% and 86% of combined revenues for the years ended December 31, 2017 and 2016, respectively. No other customers constituted more than 10% of consolidated revenues.

15. Union Contract

The collective bargaining agreement with the UMWA expires on March 31, 2018. Terms for a new agreement are currently under negotiation.

16. Non-Cash Investing and Financing Activities

Non-cash investing and financing activities consisted of the following for the years ended December 31, 2017 and 2016:

	2017	2016
	(in thousands)
Changes to asset retirement obligation assets and liabilities in accounting for mine closing and reclamation obligations	$225	$846

17. Evaluation of Subsequent Events

The Company evaluated subsequent events that occurred through the date the financial statements were available to be issued on March 15, 2018.

SHOAL CREEK

CONDENSED
COMBINED
FINANCIAL
STATEMENTS (A CARVE-OUT OF DRUMMOND COMPANY, INC.)

For the Nine Months Ended September 30,
2018 and 2017

SHOAL CREEK

CONDENSED COMBINED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Trade accounts receivable	$75,190	$40,999
Notes and other receivables	11	23
Inventories	24,702	22,292
Deferred longwall move costs	6,788	4,104
Total current assets	106,691	67,418
Property, plant and equipment, net	29,055	24,646
Other long-term assets	2	2
Total assets	$135,748	$92,066

Liabilities and Parent Net Investment
Current liabilities:
Accounts payable	$16,008	$18,450
Net hedge contracts	—	22,747
Accrued liabilities	5,000	5,087
Total current liabilities	21,008	46,284
Asset retirement obligations	2,857	2,741
Total liabilities	23,865	49,025
Parent net investment	111,883	43,041
Total liabilities and Parent net investment	$135,748	$92,066

See accompanying notes

1

SHOAL CREEK

CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Revenues:
Coal sales	$333,170	$333,543
Costs and expenses:
Cost of coal sales (a)	167,855	183,301
Selling, general and administrative expenses	3,350	3,469
Total costs and expenses	171,205	186,770
Income from operations	161,965	146,773
Miscellaneous income and expense, net	109	29
Net income	$162,074	$146,802

(a) Includes $12.0 million and $11.4 million of postretirement medical expense for the nine months ended September 30, 2018 and 2017.

See accompanying notes

2

SHOAL CREEK

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Net income	$162,074	$146,802
Other comprehensive income (loss):
Cash flow hedges:
Changes in fair value	3,585	(7,475)
Reclassifications from other comprehensive income to earnings	30,678	3,196
Other comprehensive income (loss)	34,263	(4,279)
Comprehensive income	$196,337	$142,523

See accompanying notes

3

SHOAL CREEK

CONDENSED COMBINED STATEMENTS OF PARENT NET INVESTMENT
Nine Months Ended September 30, 2018
(Unaudited, in thousands)

Balance at December 31, 2017	$43,041
Comprehensive income:
Net income	162,074
Other comprehensive income	34,263
Comprehensive income	196,337
Net transfers to Parent	(127,495)
Balance at September 30, 2018	$111,883

See accompanying notes

4

SHOAL CREEK

CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Net income	$162,074	$146,802
Adjustments to reconcile net income to cash provided by operating activities
Non-cash transactions:
Depreciation, depletion and amortization	1,115	571
Accretion on asset retirement obligations	137	122
	1,252	693

Changes in accumulated other comprehensive loss (Note 9)	34,263	(4,279)

Cash used in changes in working capital:
Receivables	(34,178)	9,241
Inventories	(2,410)	30,755
Accounts payable	(2,443)	(1,697)
Accrued liabilities	(87)	(266)
Change in short-term hedge accounts	(22,747)	1,333
Other	(2,706)	307
	(64,571)	39,673
Cash provided by operating activities	133,018	182,889
Capital expenditures	(5,523)	(3,105)
Cash used in investing activities	(5,523)	(3,105)
Net transfers to Parent	(127,495)	(179,784)
Cash used in financing activities	(127,495)	(179,784)
Increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of year	$—	$—

See accompanying notes

5

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

1. Business and Basis of Presentation

Business

Shoal Creek (or the Company) is an underground coal mine located in the Warrior Basin of central Alabama in the United States and principally involved in the business of mining, processing, and selling coal. The Company primarily sells to European and Asian metallurgical coal customers and, from time to time, steam coal to a domestic utility.

Revenues from non-U.S. external customers were 100% of combined revenues during the nine months ended September 30, 2018 and 2017.

As of September 30, 2018, 95% of hourly employees were unionized.

Basis of Presentation

The accompanying unaudited interim condensed combined financial statements are prepared in accordance with the rules for interim financial statements prescribed by U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included herein.

Readers of these unaudited financial statements should refer to the Company’s audited combined financial statements for the fiscal year ended December 31, 2017 for a more complete description of accounting methods and policies.

The balance sheet information as of December 31, 2017 presented herein has been derived from the Company’s audited financial statements as of that date.

Shoal Creek is a division of Drummond Company, Inc. (the Parent or Drummond). The Company’s interim unaudited financial statements have been carved-out from the accounting records of the Parent. The Company engages in transactions with affiliates, including purchases of consumable supplies and mining equipment, reimbursements for various operating costs and expenses, including the costs of management employees, and other operational and administrative costs. The Company does not operate as an independent stand-alone company. Preparation of the combined financial statements included making certain adjustments necessary to reflect costs of doing business to present the historical records on a basis as if the Company had been a separate stand-alone entity. These adjustments include, for example, allocations of Parent overhead and selling, general and administrative expenses. The combined financial statements include certain assets and liabilities that have historically been held at the Parent corporate level but are specifically identifiable or otherwise allocable to the Company. The costs and expenses reflected in the unaudited interim condensed combined financial statements include an allocation for certain corporate functions provided by the Parent. Substantially all of the Company’s senior management are employed by the Parent and certain functions critical to the Company’s operations are centralized and managed by the Parent. The centralized functions include executive senior management, corporate administrative expenses, employee-related costs including pensions and other benefits for corporate and shared employees, and usage fees for shared functions such as information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, engineering, facility, and other corporate services. The costs have been allocated to Shoal Creek using reasonable methods and include allocations based on the proportionate revenue, proportionate headcount, and proportionate tonnage sold by Shoal Creek compared to the Parent. See Note 10 for additional details regarding allocated expenses.

All intracompany transactions have been eliminated. The net effect of the settlement of transactions between the Company, the Parent and other affiliates of the Parent, together with cash transfers to and from the Parent’s cash management accounts are reflected in the Condensed Combined Statements of the Parent Net Investment as net transfers to Parent, in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheet as Parent net investment.

6

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

Shoal Creek uses Drummond’s centralized processes and systems for cash management, payroll, purchasing, and sales. As a result, substantially all cash received by the Company was deposited in and commingled with Drummond’s general corporate funds and is not specifically allocated to Shoal Creek. The net results of these cash transactions between Shoal Creek and Drummond are reflected within Parent net investment in the accompanying balance sheets.

The Company’s employees participated in benefit plans of the Parent. A portion of the cost of those plans is included in the condensed combined financial statements. See Note 6 for a further description of the accounting for benefit plans.

The allocation methodologies have been described in the notes to the financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

2. Inventories

Inventories and their respective cost methods of last-in, first-out (LIFO) and average (AVG) consisted of the following:

		September 30,	December 31,
	Cost Method	2018	2017
		(in thousands)
Cost-Produced	LIFO	$14,586	$11,658
Parts and supplies	AVG	10,116	10,634
Total inventories		$24,702	$22,292

3. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	September 30,	December 31,
	2018	2017
	(in thousands)
Land and mineral rights	$1,814	$1,726
Mining facilities, equipment and development	23,519	19,628
Other equipment	434	434
Construction-in-progress	5,418	3,873
	31,185	25,661
Accumulated depreciation and cost depletion	(2,130)	(1,015)
Total property, plant and equipment - net	$29,055	$24,646

Certain assets of Shoal Creek were purchased using proceeds from industrial development bonds. The bonds remain outstanding and are both owned by the Parent and due from the Parent. The bonds are secured by certain assets of Shoal Creek.

7

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

4. Accrued Liabilities

Accrued liabilities consisted of the following:

	September 30,	December 31,
	2018	2017
	(in thousands)
Accrued employee wages and benefits	$4,411	$4,659
Other	589	428
Accrued liabilities	$5,000	$5,087

5. Asset Retirement Obligations

The following table describes the changes in Shoal Creek’s asset retirement obligations for the nine months ended:

September 30,
2018
(in thousands)
Asset retirement obligations at beginning of year	$2,741
Liability incurred	—
Accretion expense	137
Payments	—
Revisions in estimated cash flows	(21)
Asset retirement obligations at end of year	$2,857

6. Employee and Retiree Benefit Plans

The Parent has various defined benefit pension plans covering eligible salaried and hourly employees. The Parent also provided certain postretirement benefits other than pensions, primarily healthcare, to eligible retirees. In addition to its own pension plans and other postretirement benefit plans, the Parent contributed to several multi-employer benefit plans covering eligible employees who were represented by the United Mine Workers of America (“UMWA”). The Parent funded its defined benefit pension plans in amounts sufficient to satisfy the “Minimum Funding Standards” of the Employee Retirement Income Security Act of 1974 (“ERISA”). Other postretirement benefit plans were funded as benefits were paid or as assessed by third-party plan sponsors.

Parent-sponsored Pension/Retirement Plans

Defined Benefit Plan.   The Parent sponsors a defined benefit pension plan which covers substantially all of its exempt and non-exempt salaried employees including Shoal Creek salaried employees (salaried employee plan). Benefits are based on years of service and employees’ compensation levels prior to retirement.

Annual funding contributions to the defined benefit pension plan are made as determined by consulting actuaries based upon the minimum funding requirements of the Pension Protection Act of 2006 (PPA or the Act). The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Condensed Combined Balance Sheets. A portion of the components of net periodic benefit cost of the plan were allocated to Shoal Creek based on its proportionate amount of participants compared to the total population of participants and such net periodic benefit cost for the nine months ended September 30, 2018 and 2017 was $0.9 million for each period.

8

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

 Defined Contribution Plan.  The Parent maintains a defined contribution plan that covers substantially all of the exempt and non-exempt salaried employees of Shoal Creek. Generally, under the terms of the plan, employees make voluntary contributions through payroll deductions and the Parent makes matching contributions as defined by the plan. Shoal Creek incurred contribution expense to Parent-sponsored defined contribution plans of $0.2 million for each of the nine months ended September 30, 2018 and 2017, as determined based on the elective wage deferrals by Shoal Creek employees.

Parent-Sponsored Postretirement Medical Plan

The Parent sponsors a plan that provides postretirement medical benefits to eligible retirees who were members of the UMWA, whose last signatory employer was the Parent, who were active miners at age 55 with 10 years of service with a signatory operator or inactive miners with over 20 years of service with a signatory operator, and who were employed in the coal mining industry prior to January 1, 2007.

The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Condensed Combined Balance Sheets. A portion of the components of net periodic benefit cost of the plan were allocated to Shoal Creek based on its participants and such net periodic benefit cost was $12.0 million and $11.4 million for the nine months ended September 30, 2018 and 2017, respectively.

Multi-Employer Pension and Postretirement Medical Plans

The Company contributed $2.2 million and $2.3 million to a multi-employer union pension plan (the 1974 Plan) during the nine months ended September 30, 2018 and 2017, respectively. The Company faces risks and uncertainties by participating in the 1974 Plan. All assets contributed to the plan are pooled and available to provide benefits for all participants and beneficiaries. As a result, contributions made by the Company benefit the employees of other employers. Contributions to this multi-employer pension plan could increase as a result of future collective bargaining with the UMWA, a shrinking contribution base as a result of the insolvency of other coal companies who currently contribute to the 1974 Plan, lower than expected returns on pension assets or other funding deficiencies.

As of June 30, 2017, the most recent date for which information is available, the 1974 Pension Plan was underfunded. This determination was made in accordance with ERISA calculations. In October 2017, the Company received notice from the trustees of the 1974 Plan stating that the plan is considered to be in “critical and declining” status for the plan year beginning July 1, 2017. “Critical and declining” status is a category of funding status created by the Multi-employer Pension Reform Act of 2014. The 1974 Plan is considered to be in “critical and declining” status because the 1974 Plan’s actuary determined that the plan is projected to become insolvent during the 2022 - 2023 plan year.

Additionally, as a result of the 1974 Plan’s “critical and declining” status, Federal law requires pension plans in such status to adopt a rehabilitation plan aimed at restoring the financial health of the plan. The law permits pension plans to reduce, or even eliminate, benefits called “adjustable benefits” as part of a rehabilitation plan. On February 26, 2015 the UMWA and the Bituminous Coal Operators’ Association (BCOA) adopted a Rehabilitation Plan for the period July 1, 2017 through June 30, 2027 or through the date the actuary certifies that the 1974 Plan has emerged from critical status. In August 2016 and May 2017, the Company received updates from the trustees of the 1974 Plan that stated that the 1974 Plan could not be reasonably expected to emerge from critical status by the end of the 10-year period. As a result, the trustees of the 1974 Plan instituted certain additional measures to prevent a mass withdrawal from the plan, to provide relief to contributing employers so they would be able to continue contributing to the plan, to enable the 1974 Plan to delay possible insolvency, and to provide the plan sponsor additional time to pursue a legislative solution. The measures included, starting August 15, 2016, a reduction in the employer contribution rate to the 1974 Plan to $5.00 per hour. In addition, the early retirement benefits of the plan were curtailed effective January 1, 2022.

Under current law governing multi-employer defined benefit plans, if the Company voluntarily withdraws from the 1974 Plan, the underfunded multi-employer defined benefit plan would require the Company to make

9

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

payments to the plan which would approximate the proportionate share of the multi-employer plan’s unfunded vested benefit liabilities at the time of the withdrawal. The 1974 Plan uses a modified “rolling five year” method for calculating an employer’s share of the unfunded vested benefits, or the withdrawal liability, for a plan year. An employer would be obligated to pay its pro-rata share of the unfunded vested benefits based on the ratio of hours worked by the employer’s employees during the previous five plan years for which contributions were due compared to the number of hours worked by all the employees of the employers from which contributions were due. The 1974 Plan’s unfunded vested benefits at June 30, 2017, the end of the latest plan year, were $6.6 billion. The Company’s percentage of hours worked during the previous five plan years to total hours worked by all plan participants during the same period was estimated to be approximately 8%. If the Company were to withdraw from the 1974 Plan, it would owe $475.0 million. The Company would have the option to pay the amount of the withdrawal liability assessed by the 1974 Plan in annual installments in perpetuity based on the highest hourly contribution rate experienced during the past five years and an annual average of mine operating hours.

The Company also contributes to multi-employer postretirement medical benefit funds for certain UMWA retirees and their beneficiaries whose prior employers are no longer providing such benefits. Contributions to these funds totaled $0.4 million during each of the nine months ended September 30, 2018 and 2017.

The National Bituminous Coal Wage Agreements of 2007 and 2012 provide retirement benefits for any miner entering the coal mining industry for the first time on or after January 1, 2007 and January 1, 2012, respectively. The benefits are provided under the UMWA Cash Deferred Savings Plan of 1988 (1988 Plan). Total contributions by the Company were $0.5 million for each of the nine months ended September 30, 2018 and 2017. Miners entering the industry for the first time on or after January 1, 2007 are not eligible for benefits under the Parent-sponsored postretirement medical plan. Miners entering the industry for the first time on or after January 1, 2012 are not eligible for benefits under the 1974 Pension Plan.

Parent-Sponsored Self-Insured Medical Plan

The Parent is self-insured for health insurance coverage provided for certain active employees of Shoal Creek. During the nine months ended September 30, 2018 and 2017, total claims expense of $6.2 million and $7.4 million, respectively, was incurred for these employees.

Parent-Sponsored Black Lung Benefit Plan

The Parent is required by federal and state statutes to provide benefits to employees for claims related to black lung. The Company accounts for its participation in the Parent’s plan as a participation in a multiemployer plan and recognizes expense accordingly. The Parent did not recognize an expense during the nine months ended September 30, 2018 and 2017 related to its Black Lung Benefit Plan. As such, the Company did not recognize an expense in the Condensed Combined Statement of Operations. The present value of accumulated black lung liabilities is calculated annually by an independent actuary. This calculation is based on assumptions regarding disability incidence, medical costs, mortality, death benefits, dependents and interest rates. These assumptions are derived from Parent experience and independent sources. Additionally, the benefit obligation, plan assets and accumulated other comprehensive income or loss amounts are not shown in the Condensed Combined Balance Sheets.

7. Hedging Activities

The Company often enters into coal sales transactions with customers that are priced based on variable coal indexes used in the physical coal markets. From time to time, the Parent, on behalf of the Company, enters into derivative transactions to reduce its exposure to fluctuations in these coal prices. These derivative arrangements typically take the form of “variable-to-fixed” “over-the-counter” swap arrangements and are placed with major, creditworthy trading counterparties. The fair value of derivative open positions are recognized as assets or liabilities in the Condensed Combined Balance Sheets. In a cash flow hedge, the Company hedges the risk of changes in future cash flows related to the underlying item being hedged. Changes in the fair value of the derivative instrument used as a hedge instrument in a cash flow hedge are recorded in other comprehensive income or loss. Amounts in other comprehensive income or loss are reclassified to earnings when the hedged transaction affects earnings and are classified in a manner consistent with the transaction being hedged. The

10

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

Company formally documents all relationships between the hedging instruments and the hedged items along with the risk-management objectives and the strategy for entering into the various hedge transactions. The Company also formally assesses, both at a derivative’s inception and on an ongoing basis, whether the derivatives were highly effective in offsetting the expected cash flows of the physical transaction.

Also, if and when it is determined that a derivative is not highly effective, the Company will discontinue hedge accounting treatment and commence to record all of the changes in fair value within an accounting period directly in the Condensed Combined Statements of Operations using “mark-to-market” accounting.

Hedging of Coal Prices

Notional tons and fair values of unsettled coal price derivative contracts consisted of the following:

	September 30, 2018		December 31, 2017
	Notional	Fair	Notional	Fair
	Tons	Value	Tons	Value
	(in millions)
Open derivative positions:
Gross coal price forwards maturing in:
2018 qualified derivatives in a loss position	—	$—	0.30	$(22.7)
Total fair value of unsettled derivative contracts recorded in net hedge contracts (current liabilities)	—	$—	0.30	$(22.7)

Deferred losses on unsettled positions related to future shipments		—		(22.7)
Deferred losses on settled positions related to future shipments				(11.6)
Net losses deferred to future periods recorded in accumulated other comprehensive loss		$—		$(34.3)
Amount expected to be reclassified to earnings in next 12 months				(34.3)
Amount expected to be reclassified to earnings thereafter		—		—
		$—		$(34.3)

11

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

Notional tons and realized losses of settled coal price derivative contracts consisted of the following for the nine months ended:

	September 30, 2018		September 30, 2017
	Notional	Realized	Notional	Realized
	Tons	Losses	Tons	Losses
	(in millions)
Settled derivative positions:
Qualified coal price forwards (recognized in coal sales)	0.30	$(19.1)	0.09	$(2.9)
Qualified coal price forwards (recognized in accumulated other comprehensive loss)	—	—	0.09	(2.6)
	0.30	$(19.1)	0.18	$(5.5)

Counterparty Credit Risk

The Company is exposed to credit loss in the event of nonperformance by counterparties in forward and swap contracts. Credit risk is managed on these contracts by only entering into transactions with counterparties who have investment-grade ratings and, therefore, the Company does not anticipate nonperformance. All derivative volumes outstanding at December 31, 2017 were with counterparties who had credit ratings of S&P’s “A+” or Moody’s “A1”. Credit risk is also mitigated by entering into master agreements that provide for a single net payment to be made by one counterparty to the other.

8. Contingencies

Litigation

Due to the nature of Shoal Creek’s business, it is regularly involved in litigation and is subject to various environmental regulations. Other than asset retirement obligations, management believes that there are no legal or environmental actions pending that would have a material effect on Shoal Creek’s combined financial position, liquidity, or results of operations.

9. Accumulated Other Comprehensive Loss

The following table sets forth the components of accumulated other comprehensive loss and changes thereto recorded during the nine months ended September 30, 2018 (in thousands):

Gains and Losses on Cash Flow Hedge Contracts
Balance at December 31, 2017	$(34,263)
Other comprehensive income before reclassifications	3,585
Amounts reclassified from accumulated other comprehensive loss (commodity hedge contracts)	30,678
Net other comprehensive income	34,263
Balance at September 30, 2018	$—

12

SHOAL CREEK

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited)

10. Related Party Transactions

Allocated Expenses

Shoal Creek has been allocated expenses from the Parent of $16.5 million and $15.5 million for the nine months ended September 30, 2018 and 2017, respectively. These allocated costs are primarily related to employee-related costs and benefits, along with corporate administrative and selling expenses. Employee-related expense allocations include costs for postretirement medical, pension, workers’ compensation, and black lung benefits. The cost allocations have been made using the most meaningful method and include allocations based on proportionate revenue, proportionate headcount, and proportionate tonnage sold by Shoal Creek compared to the Parent.

Included in the allocated expenses from the Parent are approximately $13.0 million and $12.3 million of pension and postretirement medical benefit costs for the nine months ended September 30, 2018 and 2017, respectively, which are reflected within the cost of coal sales in the accompanying statement of operations.

Transactions with Drummond Affiliates

Shoal Creek purchases parts, supplies and equipment from subsidiaries of the Parent. Such purchases totaled $5.3 million and $4.1 million during the nine months ended September 30, 2018 and 2017, respectively.

11. Fair Values of Financial Instruments

The Company held certain coal hedge forward contracts as of December 31, 2017 that are required to be measured at fair value on a recurring basis. None of these derivative instruments are traded on a public exchange. See Note 7 for further information on the Company’s derivative instruments and hedging activities. The fair values of the contracts are determined based on inputs that are derived from information available in publicly quoted markets (Level 2 in the fair value hierarchy under U.S. GAAP).

Financial instruments carried at fair value and measured on a recurring basis are summarized as follows:

	Fair Value Measurements
	Assets		Liabilities
	September 30,	December 31,	September 30,	December 31,
	2018	2017	2018	2017
	(in thousands)
Coal hedge forward contracts	$—	$—	$—	$22,747
Total	$—	$—	$—	$22,747

12. Evaluation of Subsequent Events

On December 3, 2018, the Parent sold Shoal Creek to a subsidiary of Peabody Energy Corporation for approximately $387 million.

The Company evaluated subsequent events that occurred through the date the financial statements were available to be issued on January 16, 2019.

13